UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2018

______________

Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

______________

Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 774-0407

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement

On October 31, 2018 (the “Closing Date”), Dolphin Entertainment, Inc., a Florida corporation (the “Company”), acquired all of the issued and outstanding capital stock of Viewpoint Computer Animation, Incorporated, a Massachusetts corporation (“Viewpoint”), pursuant to a share purchase agreement dated the Closing Date (the “Purchase Agreement”), among the Company, Carlo DiPersio, David Shilale, Michael Middeleer and Glenn Robbins (“Sellers”) and Carlo DiPersio, as Sellers’ Representative. Viewpoint is a full-service creative branding and production house that has earned a reputation as one of the top producers of promotional and brand-support videos for a wide variety of leading cable networks, media companies and consumer-product brands.

Pursuant to the Purchase Agreement, the Company has agreed to pay an aggregate purchase price of $2 million, before adjustments, comprising (i) $750,000 in cash paid to Sellers on the Closing Date (as adjusted for Viewpoint’s indebtedness, working capital and cash targets, and transaction expenses); (ii) $500,000 in shares of the Company’s common stock, par value $0.015, based on a price per share of Common Stock of $2.29, issued to Sellers on the Closing Date (the “Stock Consideration”) and (iii) an additional $750,000 in cash in three equal payments of $250,000 to be paid to Sellers on the six, twelve and eighteen-month anniversaries of the Closing Date (subject to a right of setoff for certain adjustments and indemnification obligations). The Purchase Agreement contains customary representations, warranties and covenants of the parties thereto, as well as customary indemnification provisions.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

The Purchase Agreement is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Viewpoint or any other party to the Purchase Agreement. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Viewpoint or any other party thereto. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.  The Company issued the Stock Consideration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder. The Sellers represented to the Company that each was an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Share Purchase Agreement, dated October 31, 2018, by and among the Company, Sellers and Sellers’ Representative.

* The schedules and exhibits to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: November 1, 2018	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer